AMENDMENT NO. 14
To the
MASTER CUSTODIAN CONTRACT

Amendment, as of February 15, 2011, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various Funds under the Contract, as reflected below;

WHEREAS, on February 15, 2011, the Board of Trustees of MST ratified and approved the creation of the Munder Integrity Mid Cap Value Equity Fund and the Munder Integrity Small/Mid Cap Value Equity Fund and approved the fees payable by each such Fund to State Street for custody services.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Funds agree to amend the Contract as follows:

1.	Appendix A to the Contract is hereby deleted and replaced in its entirety with the attached Appendix A.

IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

Munder Series Trust Munder Series Trust II, on behalf of their respective Funds By: ____________________ Name: Amy D. Eisenbeis Title: Assistant Secretary	State Street Bank and Trust Company By: ________________ Name: Title:

MASTER CUSTODIAN AGREEMENT
APPENDIX A
Dated as of February 15, 2011

Munder Series Trust
Munder Asset Allocation Fund-Balanced
Munder Bond Fund
Munder Energy Fund
Munder Growth Opportunities Fund
Munder Index 500 Fund
Munder Integrity Mid Cap Value Equity Fund
Munder Integrity Small/Mid Cap Value Equity Fund
Munder International Equity Fund
Munder International Fund-Core Equity
Munder International Small-Cap Fund
Munder Large-Cap Growth Fund
Munder Large-Cap Value Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Small-Cap Value Fund
Munder Tax-Free Short & Intermediate Bond Fund

Munder Series Trust II
Munder Healthcare Fund